POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby constitutes and* appoints each of Victor M. Casini and Matthew J. McKay, signing singly,* the undersigned's true and lawful attorney-in-fact to:

      1. execute for and on behalf of the undersigned, in the undersigned's* capacity as an officer and/or director of LKQ Corporation (the Company),* Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange* Act of 1934 and the rules thereunder;

      2. do and perform any and all acts for and on behalf of the undersigned* which may be necessary or desirable to complete and execute any such Form 3, 4,* or 5, complete and execute any amendment or amendments thereto, and timely file* such form with the United States Securities and Exchange Commission and any* stock exchange or similar authority; and

      3. take any other action of any type whatsoever in connection with the* foregoing which, in the opinion of such attorney-in-fact, may be of benefit to,* in the best interest of, or legally required by, the undersigned, it being* understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and* shall contain such terms and conditions as such attorney-in-fact may approve* in such attorney-in-fact's discretion.

      The undersigned hereby grants to each such attorney-in-fact full power* and authority to do and perform any and every act and thing whatsoever* requisite, necessary, or proper to be done in the exercise of any of the* rights and powers herein granted, as fully to all intents and purposes as the* undersigned might or could do if personally present, with full power of* substitution or revocation, hereby ratifying and confirming all that such* attorneys-in-fact, or such attorneys-in-fact substitute or substitutes, shall* lawfully do or cause to be done by virtue of this power of attorney and the* rights and powers herein granted. The undersigned acknowledges that the* foregoing attorneys-in-fact, in serving in such capacity at the request of the* undersigned, are not assuming, nor is the Company assuming, any of the* undersigned's responsibilities to comply with Section 16 of the Securities* Exchange Act of 1934. This Power of Attorney shall remain in full force and* effect until the undersigned is no longer required to file Forms 3, 4, and 5* with respect to the undersigned's holdings of and transactions in securities* issued by the Company, unless earlier revoked by the undersigned in a signed* writing delivered to the foregoing attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 13th day of November, 2014.



Signature:  /s/ Sukhpal Singh Ahluwalia
Print Name: Sukhpal Singh Ahluwalia